UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2018

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                  Entry into a Material Definitive Agreement.

On November 19, 2018, New Mountain Finance Corporation (the “Company”) entered into the Second Amendment to Loan and Security Agreement (the “Second Amendment”), which amended the Third Amended and Restated Loan and Security Agreement, as amended by the First Amendment thereto, dated as of March 30, 2018 and effective as of April 1, 2018 (together with the exhibits and schedules thereto, the “Holdings Credit Facility”), by and among the Company, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), as the administrative agent (the “Administrative Agent”), the lenders party thereto (the “Lenders”), and Wells Fargo Bank, as collateral custodian.

The Second Amendment increased the maximum facility amount from $495,000,000 to $695,000,000.  The facility amount is the lesser of such amount and the actual commitments of the Lenders to make advances as of such date (the “Commitments”).  On the date of the Second Amendment, certain Lenders increased their Commitments such that, as of the date of the Second Amendment, the aggregate Commitments of the Lenders equals $575,000,000.  The Second Amendment makes certain technical changes to facilitate further increases in the Commitments should any new or existing Lender and the Borrower mutually agree to do so.  In addition, certain eligibility criteria and concentration limits for loans acquired by the Borrower, to the extent based upon a dollar limit, and the required minimum equity amount with respect to the Company’s investment in the Borrower, were modified based upon a grid, attached as Annex C to the Second Amendment, that expands the size of the applicable basket or requirement (as the case may be) as Commitments under the Holdings Credit Facility are increased.  If for any reason the Commitments are reduced below $570,000,000, the amount of the applicable basket or requirement will be agreed to by the Borrower, the Administrative Agent and the Required Lenders at such time.

The following summarizes additional changes made pursuant to the Second Amendment.  The concentration limit for non-first lien loans was lowered from 50% to 35%.  The minimum asset coverage ratio for the Company and its consolidated subsidiaries was changed from 2:1 to 1.5:1, and the cure level was changed to 1.75:1.  The default basket for tax liens and other governmental liens was changed from $50,000 to $250,000.  The Second Amendment also makes certain changes requested by the Administrative Agent or certain Lenders, namely, (i) changes to address the implementation of two new accounting standards, IFRS 15/ASC 606 (revenue recognition) and IFRS 16/ASC 842 (leases), (ii) a change that expands the definition of “Person” to include certain additional types of entities, (iii) a restriction on the Borrower dividing itself pursuant to the Limited Liability Company Act of the State of Delaware and (iv) changes that modify or add provisions relating to compliance with regulations relating to anti-money laundering, sanctions, anti-corruption, “know-your-customer” and similar laws, which changes are currently customarily required by banking institutions in new or amended credit facilities.  No other terms of the Holdings Credit Facility were modified pursuant to the Second Amendment.

The Holdings Credit Facility continues to have a revolving period ending on October 24, 2020 and will still mature on October 24, 2022.

The lender group under the Holdings Credit Facility, includes Wells Fargo Bank, Raymond James Bank, N.A., State Street Bank and Trust Company, NBH Bank, CIT Bank, N.A., and State Bank and Trust Company.

The description above is qualified in its entirety by reference to the copy of the Third Amended and Restated Loan and Security Agreement, conformed through Amendment No. 2, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(a)         Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit No.

10.1

Third Amended and Restated Loan and Security Agreement, conformed through Amendment No. 2, dated as of November 19, 2018, by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, the lenders party thereto and Wells Fargo Bank, National Association, as the collateral custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: November 27, 2018	By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Corporate Secretary